UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2009

NorAm Capital Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-2661	13-1946181
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 9250, Dallas, Texas	75209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 886-6726

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Effective as of March 6, 2009, the Company entered into a Convertible Debenture Agreement (the “Agreement”) with James R. Stewart and Patricia Stewart and Daniel Stewart (collectively, the “Purchasers”) in which the Company agreed to issue and the Purchasers agreed to purchase an aggregate of $300,000 face amount of the Company’s 15 year convertible debentures (the “Debentures”).

The Debentures are payable interest only at five percent (5%) per year, payable semi-annually on January 1 and July 1 of each year.  The entire principal is due 15 years from the issuance date.  The Debentures may be converted into shares of the Company’s Class A Common Stock (“Common Stock”) at any time by the Purchasers, upon 15 days notice to the Company, at the rate of 8.5877033 shares of Common Stock for each one dollar of principal amount of Debentures.  The ratio will be adjusted for any stock splits or reverse stock splits occurring after the closing date.

The issuance of Debentures contemplated by the Agreement was closed on March 24, 2009, and the Company received the $300,000 face amount.  The Purchasers have no prior affiliation with the Company.  No underwriting discounts or commissions were paid.

The Company issued the Debentures in private transactions in reliance on exemptions from registration under Section 4(2) of the Securities Act of 1933.  The Purchasers delivered written representations to the Company that the securities were being acquired for investment only and not with a view toward distribution, and that the Purchasers, alone or together with his or her representative, have knowledge and experience in business matters and securities investments so as to be capable of evaluating the merits of the investment.  The Company employed no public advertising or solicitation in connection with these sales.  No underwriting discounts or brokerage fees or commissions were paid in connection with any of these transactions.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The board of directors of the Company called a special board meeting that was held on April 21, 2009, and, pursuant to the Agreement, the board appointed Mr. Daniel Stewart to the board of directors to fill the vacant director’s position.

For the last five years Mr. Stewart, age 46, has been employed by Daniel Frishberg Financial Services, Inc. d/b/a Frishberg & Kaleta, a Registered Investment Advisor and financial investment advisory firm, as its Dallas/Fr.Worth Branch Manager.

Mr. Stewart has not had, during the last two years, a direct or indirect material interest in any transaction involving the Company or proposed transaction involving the Company.  There are no family relationships among the directors or officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORAM CAPITAL HOLDINGS, INC.
(Registrant)

Dated: April 29, 2009	/s/ Daniel M. Cofall
Daniel M. Cofall
Executive Vice President, Chief Financial Officer